Exhibit 32.1
CERTIFICATIONS PURSUANT TO
18 U.S.C. ¤1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Silicon Graphics International Corp. (the “Company”) for the year ended June 27, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jorge L. Titinger, Chief Executive Officer of the Company, and Robert J. Nikl, Chief Financial Officer of the Company, each hereby certifies, to the best of his or her knowledge, pursuant to 18 U.S.C. ¤1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report, to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 8, 2014

/s/ Jorge L. Titinger	/s/ Robert J. Nikl
Jorge L. Titinger CEO and President	Robert J. Nikl Chief Financial Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Silicon Graphics International Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.